Exhibit 99.3

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Azora Therapeutics, Inc.

Opinion

We have audited the consolidated financial statements of Azora Therapeutics, Inc. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses, needs to raise additional funds to meet its obligations to sustain its operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

Melville, NY

August 10, 2026

AZORA THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash	$282	$675
Prepaid expenses and other current assets	8	245
Total current assets	290	920
Property and equipment, net	-	1
Other noncurrent assets	7	-
Total assets	$297	$921
Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilites:
Accounts payable	$26	$57
Deferred grant liability	-	4
Accrued expenses and other current liabilities	459	59
Total current liabilities	485	120
Total liabilities	$485	$120
Commitments and contingencies (Note 11)
Series A-1 convertible preferred stock, $0.0001 par value, 11,191,152 shares authorized as of December 31, 2025 and 2024; 11,191,152 shares issued and outstanding as of December 31, 2025 and 2024; liquidation value of $5,596 as of December 31, 2025 and 2024	5,542	5,542
Series A-2 convertible preferred stock, $0.0001 par value, 6,783,587 shares authorized as of December 31, 2025 and 2024; 6,783,587 shares issued and outstanding as of December 31, 2025 and 2024; liquidation value of $2,764 as of December 31, 2025 and 2024	2,764	2,764
Series A-3 convertible preferred stock, $0.0001 par value, 1,082,443 shares authorized as of December 31, 2025 and 2024; 1,055,262 shares issued and outstanding as of December 31, 2025 and 2024; liquidation value of $581 as of December 31, 2025 and 2024	559	559
Total convertible preferred stock	8,865	8,865
Stockholders’ Deficit:
Common Stock, $0.0001 par value, 48,800,000 shares authorized as of December 31, 2025 and 2024; 22,857,534 shares issued and outstanding as of December 31, 2025 and 2024	2	2
Additional paid-in capital	107	97
Accumulated deficit	(9,363)	(8,619)
Accumulated other comprehensive income	201	456
Total Stockholders’ Deficit	(9,053)	(8,064)
Total liabilities, convertible preferred stock and stockholders’ deficit	$297	$921

The accompanying notes are an integral part of these consolidated financial statements.

AZORA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Year Ended December 31,
	2025	2024
Operating expenses:
Research and development	$340	$588
General and administrative	660	762
Total operating expenses	1,000	1,350
Loss from operations	(1,000)	(1,350)
Other income (expense), net:
Interest income	1	26
Other income (expense), net	255	(316)
Total other income (expense), net	256	(290)
Net loss	$(744)	$(1,640)
Other comprehensive income (loss)
Foreign currency translation adjustment, net of taxes	(255)	384
Total other comprehensive income (loss)	(255)	384
Total comprehensive loss	$(999)	$(1,256)

The accompanying notes are an integral part of these consolidated financial statements.

AZORA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share amounts)

	Convertible Preferred Stock								Additional		Accumulated other	Total
	Series A-1		Series A-2		Series A-3		Common Stock		Paid-In	Accumulated	comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	income (loss)	Deficit
Balance at December 31, 2023	11,191,152	$5,542	6,783,587	$2,764	1,055,262	$559	22,849,982	$2	$84	$(6,979)	$72	$(6,821)
Stock-based compensation expense	-	-	-	-	-	-	-	-	13	-	-	13
Vesting of restricted stock	-	-	-	-	-	-	7,552	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	384	384
Net loss	-	-	-	-	-	-	-	-		(1,640)	-	(1,640)
Balance at December 31, 2024	11,191,152	$5,542	6,783,587	$2,764	1,055,262	$559	22,857,534	$2	$97	$(8,619)	$456	$(8,064)
Stock-based compensation expense	-	-	-	-	-	-	-	-	10	-	-	10
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	(255)	(255)
Net loss	-	-	-	-	-	-	-	-		(744)	-	(744)
Balance at December 31, 2025	11,191,152	$5,542	6,783,587	$2,764	1,055,262	$559	22,857,534	$2	$107	$(9,363)	$201	$(9,053)

The accompanying notes are an integral part of these consolidated financial statements.

AZORA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(744)	$(1,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1	1
Stock-based compensation expense	10	13
Realized and unrealized foreign exchange gain (loss)	(251)	449
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	252	687
Other noncurrent assets	(7)	-
Accounts payable	(31)	19
Deferred grant liability	(4)	(162)
Accrued expenses	399	(168)
Net cash used in operating activities	(375)	(801)
Effect of exchange rate changes on cash	(18)	(27)
Net decrease in cash	(393)	(828)
Cash at beginning of period	675	1,503
Cash at end of period	$282	$675

The accompanying notes are an integral part of these consolidated financial statements.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Basis of Presentation

Azora Therapeutics, Inc. (collectively with its wholly owned subsidiary, Azora Therapeutics Australia PTY LTD, the “Company”) was originally incorporated on May 4, 2017 under the laws of the state of Delaware under the name Meya Pharmaceuticals, Inc. In March 2019, Meya Pharmaceuticals, Inc. changed its name to Azora Therapeutics, Inc. The Company is a biopharmaceutical company focused on developing aryl hydrocarbon receptor agonists to treat autoimmune diseases. The Company’s small molecule formulations are designed to rebalance the body’s natural immune response mechanisms in order to treat serious inflammatory diseases.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Risks and Uncertainties

The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, the outcome of clinical trials, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technologies, compliance with government regulations, ability to secure additional capital to fund operations, and potential delays associated with the Company’s anticipated and planned trials.

There can be no assurance that the Company will be able to successfully complete the development of, or receive regulatory approval for, any products developed, and if approved, that any products will be commercially viable. Any products resulting from the Company’s current research and development efforts will require significant additional research and development, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts will require significant amounts of additional capital, adequate personnel, infrastructure, and extensive compliance reporting capabilities. The Company has not generated any revenue from the sale of any products to date. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

Merger and Financing

On June 11, 2026, Adial Pharmaceuticals, Inc. (“Adial” or the “Acquirer”) completed the acquisition of the Company pursuant to a merger agreement, with Azora surviving as a wholly owned subsidiary of Adial. At closing, in exchange for all shares of capital stock of the Company, Adial issued 437,421 shares of common stock and 12,930.617 shares of Series A Non-Voting Convertible Preferred Stock, each convertible into 1,000 shares of common stock, subject to certain conditions, including stockholder approval. The Company’s outstanding stock options were assumed and converted into options to purchase an aggregate of 1,177,782 shares of Adial’s common stock, also subject to stockholder approval.

Concurrently with the Closing, Adial entered into the Purchase Agreement with certain purchasers (the “PIPE Investors”), pursuant to which Adial agreed to issue Initial Closing Pre-Funded Warrants, Milestone Pre-Funded Warrants, and Milestone Incentive Warrants in a private placement financing (the “PIPE Financing”). At the Initial Closing on June 12, 2026, Adial issued Initial Closing Pre-Funded Warrants to purchase an aggregate of 9,749,345 shares of its common stock  at a price of $2.7489 per Initial Closing Pre-Funded Warrant (the “Purchase Price”), for gross proceeds of approximately $26.8 million. The PIPE Investors may also participate in a future Milestone Closing, pursuant to which Adial may issue Milestone Pre-Funded Warrants to purchase up to an aggregate of 9,749,345 shares of its common stock and Milestone Incentive Warrants to purchase up to an aggregate of 9,749,345 shares of its common stock upon the occurrence of specified milestone events, resulting in aggregate additional proceeds of up to approximately $26.8 million.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Each Pre-Funded Warrant has an exercise price of $0.001 per share, does not expire until exercised in full, and is exercisable upon receipt of stockholder approval, subject to certain beneficial ownership limitations. The Milestone Incentive Warrants have an exercise price equal to the Purchase Price, expire five years from issuance, and are subject to substantially similar stockholder approval and beneficial ownership provisions.

In connection with the Merger, Adial also facilitated the extinguishment of $5.5 million of Azora convertible promissory notes through exchange agreements, whereby noteholders received pre-funded warrants to purchase 2,031,603 shares of common stock and may participate in future milestone financings on similar terms as PIPE Investors. The former noteholders are also entitled to participate in Milestone Closings to purchase Milestone Pre-Funded Warrants and Milestone Incentive Warrants to purchase up to an aggregate of 2,031,603 shares of Adial common stock each, on substantially the same terms as the PIPE Investors.

Liquidity and Going Concern

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

To date, the Company has funded its operations primarily with proceeds from the issuance and sale of convertible preferred stock and convertible promissory notes and the receipt of grant funding. As of December 31, 2025, the Company has raised an aggregate of $9.4 million in net proceeds through the sale of convertible preferred stock and convertible promissory notes and the receipt of grant funding.    The Company has incurred annual net operating losses in every year since inception, including net losses of $0.7 million and $1.6 million for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, the Company had cash of $0.3 million and an accumulated deficit of $9.4 million. The Company expects its operating losses to continue into the foreseeable future as it continues to pursue its research and development efforts.

The Company’s ability to continue as a going concern is dependent upon the ability to raise additional debt or equity capital. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Based upon the Company’s current plans, management believes there currently is insufficient financial resources to fund the Company’s operations for at least twelve months from the date the 2025 consolidated financial statements are available to be issued. As such, there is substantial doubt about the Company’s ability to continue as a going concern. To address the Company’s capital needs, the Company will continue to actively pursue additional equity or debt financing. Adequate financing opportunities might not be available to the Company, when and if needed, on acceptable terms or at all. If the Company is unable to obtain additional financing in sufficient amounts or on acceptable terms under such circumstances, the Company’s operating results and prospects will be adversely affected. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates. Management considers many factors in selecting appropriate financial accounting policies and in developing the estimates and assumptions that are used in the preparation of these consolidated financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates including expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates. This process may result in actual results differing materially from those estimated amounts used in the preparation of the consolidated financial statements. Areas of the consolidated financial statements where estimates may have the most significant effect include, but are not limited to, accrued research and development expenses, determination of the fair value of stock-based compensation expense, and the fair value of common stock.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions. At times, cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement (“ASC 820”) identifies fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In determining fair value, the use of various valuation approaches, including market, income, and cost approaches, is permitted.

A fair value hierarchy has been established based on whether the inputs to valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from sources independent of the reporting entity and unobservable inputs reflect the entity’s own assumptions about how market participants would value an asset or liability based on the best information available. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.

As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

●	Level 1 – Quoted market prices in active markets;

●	Level 2 – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3 – Unobservable inputs in which there is little or no market data.

To the extent that the valuation is based on inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying amounts of the Company’s cash, prepaid expenses and other current assets, other non-current assets, accounts payable, and accrued expenses approximate their fair values due to their short-term nature.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment, net

Property and equipment are stated at cost, less accumulated depreciation. Depreciation expense is computed on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows:

Estimated Useful Life
Computer software	3 years
Furniture and fixtures	7 years
Laboratory equipment	5 years
Leasehold improvements	Shorter of the useful life of the asset or the life of the lease

Costs for capital assets not yet placed in service are capitalized and depreciation starts once placed into service. Upon retirement or sale, the cost of assets disposed of, and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operating expenses. Expenditures for repairs and maintenance are expensed as incurred.

Patent Costs

Patent-related costs incurred in connection with filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as research and development expenses in the accompanying consolidated statements of operations and comprehensive loss.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of ASC Topic 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. During the years ended December 31, 2025 and 2024, the Company has not recorded any impairment losses on long-lived assets.

Research and Development Costs

Research and development expenses consist of expenses incurred in performing research and development activities such as employee payroll, stock-based compensation, costs of funding research performed by third parties that conduct research and development and preclinical activities on the Company’s behalf, the cost of purchasing lab supplies and non-capital equipment used in preclinical activities and in manufacturing preclinical study materials, consulting, contract research, license and milestones fees, and other related costs, and are expensed as incurred.

Grants

Grants from non-profit entities awarded to the Company for research and development are outside the scope of ASC 606 and are accounted for under ASC 832. The Company has applied for reimbursement of expenditures for certain qualified research and development expenditures. The Company recognizes grants when there is reasonable assurance that the Company will comply with the conditions attached to the grant arrangement and the grant will be received. Grants related to reimbursements of research and development expenditures are recognized as a reduction of the associated research and development expense in the consolidated statements of operations and comprehensive loss.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accrued Research and Development Costs

The Company has entered into various research and development contracts. The payments under these contracts are recorded as research and development expenses as incurred. The Company records accrued expenses for estimated ongoing research costs. When evaluating the adequacy of the accrued expenses, the Company analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Judgments and estimates are made in determining the accrued balances at the end of any reporting period. Actual results could differ from the Company’s estimates. The Company’s historical accrual estimates have not been materially different from the actual costs.

Income Taxes

The Company’s provision for income taxes, deferred tax assets and liabilities, and reserves for unrecognized tax benefits reflect the Company’s best assessment of estimated future taxes to be paid. Significant judgments and estimates based on interpretations of existing tax laws or regulations in the United States are required in determining the Company’s provision for income taxes. Changes in tax laws, statutory tax rates, and estimates of future taxable income could impact the deferred tax assets and liabilities provided for in the financial statements and would require an adjustment to the provision for income taxes.

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, which are considered appropriate as well as the related net interest and penalties.

Stock-Based Compensation

The Company’s stock-based compensation program allows for grants of stock options, restricted stock awards and restricted stock units. Grants are awarded to employees and non-employees, including directors.

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation- Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees and non-employees to be recognized as expense in the consolidated statements of operations and comprehensive loss based on their fair values. The Company estimates the fair value of options granted using the Black-Scholes option pricing model (“Black-Scholes”) for stock option grants. The fair value of the Company’s common stock is used to determine the fair value of restricted stock awards and restricted stock units.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company recognizes stock-based compensation expense over the requisite service period of the individual award, generally equal to the vesting period, and uses the straight-line method to recognize stock-based compensation. The Company recognizes stock-based compensation for performance awards only when it is probable that the performance condition will be met. Forfeitures are accounted for in the period in which they occur.

The Black-Scholes option pricing model requires inputs based on certain subjective assumptions, including (i) the expected stock price volatility, (ii) the expected term of the option, (iii) the risk-free interest rate, (iv) expected dividends, and (v) fair value of common stock. The Company bases its computation of expected stock price volatility on the historical volatility of a representative group of public companies with similar characteristics to the Company, including stage of product development and life science industry focus. The historical stock price volatility is calculated based on a period of time commensurate with expected term assumption. The Company uses the simplified method as prescribed by the SEC Staff Accounting Bulletin No. 107, Share-Based Payment, to calculate the expected term for options granted to employees and non-employees, whereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the options due to its lack of sufficient historical data. The risk-free interest rate is based on U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award. The expected dividend yield is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on its common stock. Given the absence of a public trading market for the Company’s shares of common stock, the board of directors exercises their judgment and considers a number of objective and subjective factors to determine the best estimate of the fair value of the Company’s shares of common stock, including timely third-party valuations. These third-party valuations are performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation, or the Practice Aid.

Convertible Preferred Stock

In accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), preferred stock issued with redemption provisions that are outside of the control of the Company or that contains certain redemption rights in a deemed liquidation event is required to be presented outside of stockholders’ deficit on the face of the balance sheet. The Company’s convertible preferred stock contains contingent redemption rights in a deemed liquidation event, accordingly the Company has elected to present it outside of stockholders’ deficit.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholders’ deficit that result from transactions and economic events other than those with stockholders. For the years ended December 31, 2025 and 2024, the Company’s only element of other comprehensive loss was foreign currency translation adjustments.

Interest Income

Interest income is recorded when earned on cash balances and is recognized separately on the consolidated statements of operations and comprehensive loss.

Foreign Currency Translation

The Company’s reporting currency is U.S. dollars (“USD”). The functional currency of Azora Therapeutics, Inc is USD. The functional currency of the Company’s foreign wholly owned subsidiary is the local currency. Transactions denominated in other than the functional currencies are remeasured into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities are translated into USD at the exchange rate in effect on the balance sheet date. Equity balances, other than accumulated deficit, are translated at historical exchange rates. Income and expenses are translated at the average exchange rate in effect during the period. Realized translation gains and losses are recorded as foreign currency translation, which is included in the consolidated statements of operations and comprehensive loss. Adjustments resulting from the translation of financial statements are reflected as a component of stockholders’ deficit in accumulated other comprehensive income. Gains and losses from foreign currency transactions, which are included in other income (expense), net, were $0.3 million and $0.5 million, for the years ended December 31, 2025, and 2024, respectively.

Contingencies

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of business activities. The Company accrues for loss contingencies when losses become probable and are reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability on the Company’s consolidated balance sheets. The Company does not accrue contingent losses that, in its judgment, are considered to be reasonably possible, but not probable; however, it will disclose the range of reasonably possible losses.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. Recent Accounting Pronouncements

Recently Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740)—Improvements to Income Tax Disclosures. (“ASU 2023-09”). ASU 2023-09 provides more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and incomes taxes paid information. For public business entities (“PBEs”), the amendments are effective for annual periods beginning after December 15, 2024, with early adoption permitted. For entities other than PBEs, the requirements will be effective for annual periods beginning after December 15, 2025. Entities may apply the amendments prospectively or may elect retrospective application. The Company early adopted this ASU on January 1, 2024, on a prospective basis, which only impacts the Company’s income tax disclosures with no impact to its operations, cash flows, or financial condition.

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832):    Accounting for Government Grants Received by Business Entities. This ASU establishes guidance on the recognition, measurement, presentation, and disclosure of government grants received by business entities. The guidance defines a government grant as a transfer of a monetary asset or a tangible nonmonetary asset from a government to a business entity other than in an exchange transaction and excludes transactions within the scope of other U.S. GAAP. Under the ASU, government grants are classified as either grants related to an asset or grants related to income, and recognition is permitted only when it is probable that the entity will comply with the conditions attached to the grant and that the grant will be received. The ASU permits alternative presentation approaches depending on the nature of the grant and requires disclosures regarding the nature of the grant, affected financial statement line items, and significant terms and conditions. The ASU is effective for public business entities for annual reporting periods beginning after December 15, 2028, including interim periods within those annual reporting periods. Early adoption is permitted, and the standard may be applied on a modified prospective, modified retrospective, or full retrospective basis. The Company elected to early adopt ASU 2025-10 as of January 1, 2025 on a full retrospective basis and noted no impact to its operations, cash flows, or financial condition.

Recently Issued

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires entities to disclose additional information about specific expense categories in the notes to the financial statements. ASU 2024-03 is effective for annual periods beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. ASU 2024-03 may be applied retrospectively or prospectively. The Company is currently evaluating the effect of this update on its financial statements and related disclosures.

4. Prepaid Expenses and Other Current Assets

As of December 31, 2025 and 2024, prepaid expenses and other current assets consisted of the following (in thousands):

	December 31,
	2025	2024
Prepaid research and development expenses	$-	$71
Prepaid employee benefits	3	6
Prepaid insurance	3	3
Other prepaid expenses	2	21
Income tax benefit receivable	-	144
Total	$8	$245

5. Accrued Expenses and Other Current Liabilities

As of December 31, 2025 and 2024, accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31,
	2025	2024
Accrued research and development expenses	$11	$32
Accrued professional expenses	1	10
Accrued personnel expenses	445	11
Accrued other expenses	-	3
Other current liabilities	2	3
Total	$459	$59

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. Grant Income

 In November 2023, the Company entered into a grant agreement with the Kenneth Rainin Foundation under which the Company was awarded $0.3 million to reimburse specific research and development expenses incurred in support of a novel oral small-molecule program for ulcerative colitis. The grant funds were required to be distributed or committed within 12 months of the grant date, and the Company received the full $0.3 million during the year ended December 31, 2023. During the years ended December 31, 2023 and 2024, the Company incurred reimbursable research and development expenses of $0.1 million and $0.2 million, respectively, fully utilizing the grant proceeds. As of December 31, 2024, no deferred grant liability remained related to this grant.

In October 2024, the Company entered into a second grant agreement with the Kenneth Rainin Foundation under which the Company was awarded an additional $0.3 million under similar terms to reimburse research and development expenses associated with the same program. The Company received the full $0.3 million in grant funds during the year ended December 31, 2024. During the years ended December 31, 2024 and 2025, the Company incurred reimbursable research and development expenses of $0.3 million and $4 thousand, respectively. As of December 31, 2025, the full amount of the second grant had been utilized, and no deferred grant liability remained.

Reimbursements under both grant agreements are recorded as reductions of the related research and development expenses in the Company’s consolidated statements of operations and comprehensive loss. Any grant proceeds received in advance of eligible expenditures are recorded as a deferred grant liability in the consolidated balance sheets.

7. Convertible Preferred Stock

As of December 31, 2025 and 2024, the Company’s certificate of incorporation, as amended and restated (the “Amended and Restated Certificate of Incorporation”) authorized the Company to issue 19,057,182 shares of preferred stock, at $0.0001 par value per share.

Series A-1

On June 1, 2021, the Company entered into the Series A preferred stock purchase agreement (the “Series A Purchase Agreement”) with several investors in which the Company issued and sold 9,941,152 shares of Series A-1 convertible preferred stock (“Series A-1”, the “Series A Initial Issuance”), with a par value of $0.0001, at a purchase price of $0.50 per share for total proceeds of $4.9 million, net of issuance costs of $0.1 million. The Series A Purchase Agreement allows for one additional sale of up to 11,191,152 shares of Series A-1 (“Series A-1 Additional Issuance”) to one or more purchasers within 90 days of the Series A Initial Issuance. An additional 1,250,000 shares of Series A-1 were issued at $0.50 per share on August 30, 2021, as part of the Series A-1 Additional Issuance, for total proceeds of $0.6 million.

Series A-2

From March through June 2021, the Company issued convertible promissory notes (the “2021 Notes”) in the principal amount of $2.7 million. In June 2021, concurrently with the Series A Purchase Agreement, all of the outstanding principal plus $0.1 million of accrued interest relating to the 2021 Notes was automatically converted into 6,783,587 shares of Series A-2 convertible preferred stock (“Series A-2”), with a par value of $0.0001, at a purchase price of $0.40750 per share.

Series A-3

On August 2, 2023, the Company entered into the Series A-3 preferred stock purchase agreement (the “Series A-3 Purchase Agreement”) with several investors in which the Company issued and sold 1,055,262 shares of Series A-3 convertible preferred stock (“Series A-3”), with a par value of $0.0001, at a purchase price of $0.5510 per share for total proceeds of $0.6 million, net of issuance costs of $22 thousand.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table presents information about the Series A-1, Series A-2, and Series A-3 (collectively the “Convertible Preferred Stock”) as of December 31, 2025 and 2024 (in thousands except share and per share amounts):

	December 31, 2025
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Value	Common Stock Issuable Upon Conversion
Series A-1 Convertible Preferred Stock	11,191,152	11,191,152	$5,542	$5,596	11,191,152
Series A-2 Convertible Preferred Stock	6,783,587	6,783,587	2,764	2,764	6,783,587
Series A-3 Convertible Preferred Stock	1,082,443	1,055,262	559	581	1,055,262
Total	19,057,182	19,030,001	$8,865	$8,941	19,030,001

	December 31, 2024
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Value	Common Stock Issuable Upon Conversion
Series A-1 Convertible Preferred Stock	11,191,152	11,191,152	$5,542	$5,596	11,191,152
Series A-2 Convertible Preferred Stock	6,783,587	6,783,587	2,764	2,764	6,783,587
Series A-3 Convertible Preferred Stock	1,082,443	1,055,262	559	581	1,055,262
Total	19,057,182	19,030,001	$8,865	$8,941	19,030,001

The following is a description of the rights of the holders of the Convertible Preferred Stock as of December 31, 2025:

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company, including a deemed liquidation event, each holder of a share of the Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to the greater of the original issuance price plus any declared but unpaid dividends or the amount that would be payable if all classes of stock had converted to common.

In the event of a deemed liquidation event, if the assets of the Company available for distribution are insufficient to pay the holders of Convertible Preferred Stock in the full amount they are entitled, the holders of Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the number of preferred shares that they hold.

Each of the following events shall be considered a Deemed Liquidation Event (“Deemed Liquidation Event”); a merger, consolidation, the sale, lease, transfer, exclusive license or other disposition of all or substantially all of this Company’s assets/intellectual property or the sale or transfer of stock representing a more than 50% of the voting power of the voting securities of the Company.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Redemption

The Convertible Preferred Stock do not contain any mandatory redemption features, except for the contingent redemption upon the occurrence of a Deemed Liquidation Event.

Conversion

Each share of Convertible Preferred Stock is convertible at the option of the holder, at any time after the date of issuance and without the payment of any additional consideration, into that number of shares of common stock as is determined by dividing the original issuance price of $0.50 per share for Series A-1, $0.4075 per share for Series A-2, and $0.5510 per share for Series A-3 by the conversion price in effect at the time of conversion. As of December 31, 2025 and 2024, the conversion prices were equal to the original issuance prices.

All outstanding shares of Convertible Preferred Stock are automatically convertible based upon either: (i) the written consent of holders of a majority of all outstanding preferred stock , voting as a single class and on an as converted basis, (ii) the closing of a sale of shares of common stock to the public in a firm commitment underwritten public offering resulting in at least $25.0 million of gross proceeds or market capitalization of the Company of at least $150.0 million, or (iii) the effectiveness of a registration statement in connection with a listing on a national securities exchange, provided that within 30 days the Company obtains an independent third party valuation demonstrating market capitalization of the Company of at least $150.0 million.

Voting Rights

The holders of Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is convertible at the time of such vote. The holders of Convertible Preferred Stock vote together with the common stockholders as a single class.

Protective Rights

Holders of Convertible Preferred Stock are entitled to protective rights, which require the affirmative vote of a majority of the Convertible Preferred Stock stockholders for certain corporate actions, which include, but are not limited to the sale of the Company, its liquidation, the acquisition of assets or a business, and the authorization of additional shares of the Company’s capital.

Dividend Rights

The holders of Convertible Preferred Stock are entitled to receive, when and if declared by the board of directors, noncumulative dividends at the annual rate of 6  % of the original issuance price per share of the Convertible Preferred Stock, subject to certain adjustments. No dividends have been declared through December 31, 2025.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. Common Stock

As of December 31, 2025 and 2024, the Company is authorized to issue up to 48,800,000 shares of common stock, with a $0.0001 par value per share.

The holders of common stock are entitled to one vote per share of common stock owned and are entitled to dividends, when and if declared by the Company’s board of directors. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights of the Convertible Preferred Stock stockholders.

The Company has reserved shares of common stock for the conversion or exercise of the following securities:

	December 31,
	2025	2024
Redeemable convertible preferred stock	19,030,001	19,030,001
Options to purchase common stock	1,224,772	1,574,772
Common stock reserved for future issuance under the 2017 Plan	3,312,147	2,962,147
Total	23,566,920	23,566,920

9. Stock-based Compensation

2017 Equity Incentive Plan

The Company authorized the 2017 Equity Incentive Plan, as amended (the “2017 Plan”), which permits the grant of stock options and restricted common stock to its employees for up to 4,869,453 shares of common stock. All option awards are granted with an exercise price equal to or greater than the market price of the Company’s common stock at the date of grant. Option awards generally vest over four years, and the vested options are exercisable over a period no longer than 10 years after the grant date. Certain option and restricted common stock awards provide for accelerated vesting if there is a change in control as defined in the 2017 Plan. As of December 31, 2025, there were 3,312,147 options available for future grant under the 2017 Plan.

Stock Options

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. There were no options granted during the year ended December 31, 2025. The weighted-average assumptions used are noted in the following table:

December 31,
2024
Fair value of common stock	$0.26
Risk-free interest rate	4.00%
Expected term (in years)	5.25
Expected volatility	103.77%
Expected dividend yield	0.00%

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A summary of option activity under the 2017 Plan for the year ended December 31, 2025 is presented below:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2024	1,574,772	$0.24	4.76	$86
Granted	-	$-
Exercised	-	$-
Cancelled or forfeited	(350,000)	$0.26
Outstanding at December 31, 2025	1,224,772	$0.23	6.12	$86
Vested and expected to vest as of December 31, 2025	1,224,772	$0.23	6.12	$86
Vested and exercisable as of December 31, 2025	1,122,721	$0.21	5.97	$85

The weighted-average grant date fair value of options granted during the year ended December 31, 2024 was $0.21.

Restricted Common Stock

From 2017 through 2020, certain of the Company’s founders and consultants were granted shares of restricted common stock in exchange for the payment of the fair value of the restricted stock granted, accordingly the grant date fair value of the restricted common stock was zero. The awards typically vest ratably over a four-year period with 25% of the awards subject to a cliff vest after 1 year of grant or ratably over a four-year period with 25% of the awards vesting immediately. The restricted stock was fully vested in September 2024. There was no stock-based compensation expense recognized for restricted stock awards for the years ended December 31, 2025 and 2024.

Stock-Based Compensation Expense

Stock-based compensation recognized was classified in the consolidated statements of operations and comprehensive loss as follows (in thousands):

	Year Ended December 31,
	2025	2024
Research and development	$4	$4
General and administrative	6	9
Total	$10	$13

As of December 31, 2025, there was $13 thousand of unrecognized stock-based compensation expense, which is expected to be recognized over a weighted-average period of approximately 4 months.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. Income Taxes

The components of net loss before income tax expense are as follows (in thousands):

	Year Ended December 31,
	2025	2024
Loss from continuing operations before income tax expense (benefit)
U.S. Federal	$(573)	$(994)
Foreign	(171)	(646)
Total	$(744)	$(1,640)

Azora Therapeutics Australia PTY LTD filed a final tax return for the taxable year ended December 31, 2025 and has ceased operations, which accounts for a majority of the movement between tax years 2025 and 2024. The reconciliation of the Company’s statutory tax rate and effective tax rate is as follows (in thousands):

	Year Ended December 31,		Year Ended December 31,
	2025		2024
	Amount	Percent	Amount	Percent

Pretax loss	$(744)		$(1,640)

US federal statutory tax rate	(156)	21.0%	(344)	21.0%
Foreign tax effects:
Australia:
Research and development incentive income	-	0.0%	(46)	2.8%
Research and development accounting expenditure add-back	-	0.0%	106	(6.5%)
Changes in valuation allowance	(233)	31.3%	133	(8.1%)
Foreign net operating loss write-off	284	(38.2%)	-	0.0%
Foreign rate differential	(15)	2.0%	(57)	3.5%
Tax credits:
Federal research and development credit	(39)	5.2%	(56)	3.4%
Changes in valuation allowance	211	(28.4%)	170	(10.4%)
Unrealized gain/(loss)	(53)	7.1%	94	(5.7%)
Other nontaxable or nondeductible items	1	(0.1%)	-	0.0%
	$-	(0.0%)	$-	0.0%

The Company’s effective tax rate differs from the statutory rate primarily due to continued losses and the maintenance of a full valuation allowance on deferred tax assets, resulting in zero income tax expense for the year.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	Year Ended December 31,
	2025	2024
Deferred tax assets
Other	$31	$28
Organizational costs	2	2
Capitalized research and development	231	311
Accrued expenses	124	3
Net operating loss	834	909
Tax credits	246	207
Total deferred tax assets	1,468	1,460
Valuation allowance	(1,468)	(1,460)
Total deferred tax assets, net of valuation allowance	$-	$-

As of December 31, 2025 and 2024, the Company had $2.3 million and $1.7 million, respectively, of U.S. federal net operating loss carryforwards, which have an unlimited carryforward period. As of December 31, 2025 and 2024, the Company had $4.9 million and $4.5 million, respectively, of state net operating loss carryforwards, which begin to expire in 2039.

As of December 31, 2025 and 2024, the Company had $0.2 million and $0.1 million, respectively, of U.S. federal research and development tax credits that begin to expire in 2039. As of December 31, 2025 and 2024, the Company had $0.1 million and $0.1 million, respectively, of state research and development tax credits that can be carried forward indefinitely.

The future realization of the tax benefits from existing temporary differences and tax attributes ultimately depends on the existence of sufficient taxable income. The Company assesses the realizability of its deferred tax assets at each balance sheet date. In assessing the realization of its deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company considers the projected future taxable income, expected reversal of existing deferred tax liabilities, and tax planning strategies in making this assessment. After consideration of all available evidence, both positive and negative, the Company determined that it is not more likely than not that its net deferred tax assets will be realized in the foreseeable future. As a result, the Company increased its valuation allowance by less than $0.1 million as of December 31, 2025.

The Company provides for U.S. Federal, state, and applicable foreign income and withholding taxes on the financial reporting basis over the tax basis of its foreign subsidiary investment because the Company has the intentions and ability to indefinitely reinvest the undistributed earnings of its foreign subsidiaries. As a result, deferred taxes have not been recorded for the outside basis differences in its foreign subsidiary as of December 31, 2025 to the extent such differences are expected to result in future taxable income upon repatriation. The Company reviews its ability and intentions to indefinitely reinvest its foreign earnings at each balance sheet.

The future realization of the Company’s net operating loss carryforwards and other tax attributes may also be limited by the change in ownership rules under the U.S. Internal Revenue Code Section 382. Under Section 382, if a corporation undergoes an ownership change (as defined), the corporation’s ability to utilize its net operating loss carryforwards and other tax attributes to offset income may be limited. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company accounts for uncertainty in income taxes in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed as the amount of benefit to recognize in the consolidated financial statements. The amount of benefit that may be used is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate, as well as the related net interest and penalties. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense within its consolidated statements of operations. As of December 31, 2025 and 2024, the Company has not identified any material uncertain tax positions.

The Company files income tax returns in the US and Australia as these are the major jurisdictions subject to tax examination by local tax authorities. Azora Therapeutics Australia PTY LTD is under audit by the Australian Taxation Office (ATO) for its refundable research and development credit. The Company does not believe the ATO’s preliminary position will result in material payments, accruals, or deviation from its tax positions. Because the offset is refundable regardless of the entity’s tax position, it is accounted for as income rather than as an income tax benefit. As a result, the research and development tax offset that is under audit by the ATO is not an income tax matter and is not governed by ASC Topic 740, Income Taxes.

The Company is not aware of any issues under review that could result in material payments, accruals, or deviation from its tax positions. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by local tax authorities to the extent utilized in a future period.

11. Commitments and Contingencies

Legal Proceedings

The Company is not currently a party to and is not aware of any legal proceedings.

Other Contracts

The Company is party to various contracts with contract research organizations and contract manufacturers that generally provide for termination on notice, with the exact amounts in the event of termination to be based on the timing of the termination and the terms of the agreement.

There are no contractual obligations arising from these arrangements as of December 31, 2025.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Indemnification Agreements

As permitted under Delaware law, the Company indemnifies its officers, directors, and employees for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The term of the indemnification is for the officer’s or director’s lifetime. Further, in the ordinary course of business the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date however, the Company has not incurred any material costs as a result of such indemnifications nor experienced any losses related to them. As of December 31, 2025 and 2024, the Company was not aware of any claims under indemnification arrangements and does not expect significant claims related to these indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible; therefore, no related reserves were established.

12. Related Parties

The Company’s Chief Executive Officer and Chief Operating Officer are members of the Company’s board of directors and together with their immediate families, hold approximately 36% and 25%, respectively, of the Company’s outstanding equity at December 31, 2025, and approximately 30% and 19%, respectively, of the Company’s outstanding equity at December 31, 2024. As a result of their ownership interests and management roles, the Chief Executive Officer and Chief Operating Officer have significant influence over the Company’s management, operations, and strategic direction, including matters subject to board of director approval.

No material related party transactions requiring disclosure occurred during the years ended December 31, 2025 and 2024.

13. Subsequent Events

The Company evaluated subsequent events through August 10, 2026 the date these financial statements were issued, for events requiring recording or disclosure in the financial statements for the year ended December 31, 2025. Except as noted below and in Note 1, the Company concluded that no subsequent events have occurred that require disclosure.

2026 Convertible Promissory Notes

Beginning in March 2026, the Company issued convertible promissory notes (the “ 2026 Notes”) to various investors for a total principal amount of $4.0 million with a stated interest rate of 8.0% per annum and a maturity date of March 16, 2028. In May 2026, the Company completed the final closing of the 2026 Notes on the same terms as the initial issuances of the 2026 Notes for an aggregate principal amount of $1.5 million. These Notes were subsequently extinguished as a part of the PIPE Financing discussed in Note 1.